UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2009

WENDY’S/ARBY’S GROUP, INC.
-----------------------------------------------------------------------------------------
(Exact name of registrant as specified in its charter)

Delaware	1-2207	38-0471180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1155 Perimeter Center West Atlanta, Georgia		30338
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(678) 514-4100

(Former Name or Former Address, if Changed Since Last Report):		N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry Into a Material Definitive Agreement.

On June 10, 2009, Wendy’s/Arby’s Group, Inc. (the “Company”) and Trian Fund Management, L.P. (“Trian Partners”) entered into a services agreement and a liquidation services agreement; TCMG-MA, LLC (a wholly-owned subsidiary of the Company) and Trian Partners entered into a withdrawal agreement; and the Company and TASCO, LLC, an affiliate of Trian Partners, entered into an aircraft lease agreement.  The terms and conditions of each of these agreements are summarized in the paragraphs below.  Trian Partners is a management company for various investment funds and accounts, whose principals are Nelson Peltz, Peter W. May and Edward P. Garden.  Messrs. Peltz, May and Garden are members of the Board of Directors of the Company.  Mr. Peltz is non-executive Chairman and former Chief Executive Officer of the Company, Mr. May is non-executive Vice Chairman and former President and Chief Operating Officer of the Company and Mr. Garden is a director and former Vice Chairman of the Company.  Messrs. Peltz, May and Garden beneficially own in the aggregate shares of the Company’s outstanding common stock that represent approximately 22% of the Company’s total voting power.

Services Agreement

The new services agreement referenced above (“Services Agreement”) replaces an existing transition services agreement that expires on June 30, 2009 and will commence upon the expiration of the prior agreement and will continue until June 30, 2011, unless sooner terminated.  Trian Partners will provide the following services pursuant to the new Services Agreement:

•
consultation and advice in connection with sourcing, evaluating and executing (including, without limitation, preparing financial models and other analyses and reviewing documentation) acquisitions of the capital stock or assets of other quick service restaurant businesses or other related or complementary businesses or assets;

•
consultation and advice with respect to corporate finance and investment banking, including, without limitation, evaluating and executing capital markets and debt financing transactions and advice and assistance in connection with the negotiation of agreements, contracts, documents and instruments related thereto;

•
consultation and advice with respect to strategic initiatives to increase stockholder value, including, without limitation, financial, managerial and operational advice in connection with the quick service restaurant business, including advice with respect to the development and implementation of strategies for improving the operating and financial performance of the Company;

•	consultation and advice in connection with legal matters relating to the foregoing; and

•	such other services related to the foregoing as management of the Company shall reasonably request from time to time.

In consideration of the provision of these services, the Company will pay to Trian Partners a service fee of $250,000 per quarter (which amount is substantially less than the payments due under the expiring transition services agreement), payable in advance commencing July 1, 2009.  In addition, in the event Trian Partners provides substantial assistance to the Company in connection with a merger and acquisition, corporate finance and/or similar transaction that is consummated at any time during the period commencing on the date the Services Agreement was executed and ending  six months following the expiration of its term, the parties will negotiate in good faith with respect to a success fee, if any, payable by the Company to Trian Partners in connection therewith; provided, however, that (i) any such fee shall be reasonable and customary for engagements similar in scope between unaffiliated parties negotiating at arms’ length with respect to transactions similar in size and complexity and (ii) any such fee shall be approved by the Audit Committee of the Company’s Board of Directors.

The foregoing summary of the terms and conditions of the Services Agreement is qualified in its entirety by reference to the Services Agreement, a copy of which is filed as Exhibit 10.1 hereto and which is incorporated by reference into this Item 1.01.

Liquidation Services Agreement

The liquidation services agreement (“Liquidation Agreement”) provides for Trian Partners to assist the Company in the sale, liquidation or other disposition of certain investments that are not related to the Company’s core restaurant business (“Legacy Assets”).  The term of the Liquidation Agreement commenced on June 10, 2009 and will end on the earlier of (i) such date as all of the Legacy Assets have been sold, liquidated or otherwise disposed of and (ii) the date (which shall not be earlier than June 30, 2011) on which the Company notifies Trian Partners that it is terminating the Liquidation Agreement.

The Liquidation Agreement provides that the Company will pay Trian Partners a one-time fee of $900,000 for these services, which will be payable in cash in installments as follows: (i) $450,000 on the date of the Liquidation Agreement and (ii) $450,000 on the earlier of (x) June 30, 2010 and (y) the expiration of the term of the Liquidation Agreement.  In addition, in the event that any or all of the Legacy Assets are sold, liquidated or otherwise disposed of for aggregate net proceeds to the Company in excess of $36,607,000 (the “Target Amount”), then the Company will pay Trian Partners in cash a success fee equal to 10% of the aggregate net proceeds in excess of the Target Amount.

The foregoing summary of the terms and conditions of the Liquidation Agreement is qualified in its entirety by reference to the Liquidation Agreement, a copy of which is filed as Exhibit 10.2 hereto and which is incorporated by reference into this Item 1.01.

Withdrawal Agreement

The withdrawal agreement (“Withdrawal Agreement”) provides that TCMG-MA, LLC, which is a wholly-owned subsidiary of the Company, and which is the “Investor” under an Amended and Restated Investment Management Agreement with Trian Partners dated as of April 30, 2007 (the “Investment Management Agreement”), will be permitted to withdraw on an accelerated basis (the “Early Withdrawal”) all of the capital in its account under the Investment Management Agreement (the “Account”) effective no later than June 26, 2009, at which time the Investment Management Agreement will terminate.  Prior to the Withdrawal Agreement, the Investor was not permitted to withdraw any capital from the Account until December 31, 2010.  In consideration for obtaining such Early Withdrawal right, the Investor agreed to pay Trian Partners $5.5 million and will no longer be obligated to pay an investment management fee of 2% per annum on the Account balance (which was $80.7 million as of March 29, 2009) and certain performance fees.

The foregoing summary of the terms and conditions of the Withdrawal Agreement is qualified in its entirety by reference to the Withdrawal Agreement, a copy of which is filed as Exhibit 10.3 hereto and which is incorporated by reference into this Item 1.01.

Aircraft Lease Agreement

    The aircraft lease agreement (“Aircraft Lease Agreement”) provides that the Company will lease a corporate aircraft to TASCO, LLC from July 1, 2009 until June 30, 2010.  The Aircraft Lease Agreement provides that TASCO, LLC will pay $10,000 per month for such aircraft plus, while the aircraft is being operated on behalf of TASCO, LLC, all costs of fuel, inspection, servicing and storage, as well as operational and flight crew costs relating to the operation of the aircraft, and all transit maintenance costs and other maintenance costs required as a result of TASCO, LLC’s usage of the aircraft.  The Company will continue to be responsible for calendar-based maintenance and any extraordinary and unscheduled repairs and/or maintenance for the aircraft, as well as insurance and other costs.  The Aircraft Lease Agreement may be terminated by the Company without penalty in the event the Company sells the aircraft to a third party, subject to a right of first refusal in favor of Trian Partners with respect to such a sale.

The foregoing summary of the terms and conditions of the Aircraft Lease Agreement is qualified in its entirety by reference to the Aircraft Lease Agreement, a copy of which is filed as Exhibit 10.4 hereto and which is incorporated by reference into this Item 1.01.

The Services Agreement, the Liquidation Services Agreement, the Withdrawal Agreement and the Aircraft Lease Agreement were negotiated and approved by the Audit Committee of the Company’s Board of Directors, which was advised in the process by independent outside counsel.

Item 9.01.Financial Statements and Exhibits.

(d)           Exhibits

10.1	Agreement dated June 10, 2009 between Wendy’s/Arby’s Group, Inc. and Trian Fund Management, L.P.

10.2	Liquidation Services Agreement dated June 10, 2009 between Wendy’s/Arby’s Group, Inc. and Trian Fund Management, L.P.

10.3	Withdrawal Agreement dated June 10, 2009 between TCMG-MA, LLC and Trian Fund Management, L.P.

10.4	Aircraft Lease Agreement dated June 10, 2009 between Wendy’s/Arby’s Group, Inc. and TASCO, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WENDY’S/ARBY’S GROUP, INC.
By: /s/ NILS H. OKESON
Nils H. Okeson
Senior Vice President,
Dated: June 10, 2009	General Counsel and Secretary

EXHIBIT INDEX

Exhibit          Description

10.1	Agreement dated June 10, 2009 between Wendy’s/Arby’s Group, Inc. and Trian Fund Management, L.P.

10.2	Liquidation Services Agreement dated June 10, 2009 between Wendy’s/Arby’s Group, Inc. and Trian Fund Management, L.P.

10.3	Withdrawal Agreement dated June 10, 2009 between TCMG-MA, LLC and Trian Fund Management, L.P.

10.4	Aircraft Lease Agreement dated June 10, 2009 between Wendy’s/Arby’s Group, Inc. and TASCO, LLC.